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                                                                   EXHIBIT 4.01












                         REGISTRATION RIGHTS AGREEMENT


                                    BETWEEN


                      ALFRED I. DUPONT TESTAMENTARY TRUST


                                      AND


                              ST. JOE CORPORATION











                         Dated as of December 16, 1997




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         REGISTRATION RIGHTS AGREEMENT, dated as of December 16, 1997, between the Alfred I. duPont Testamentary Trust (the "Trust") and St. Joe Corporation, a Florida corporation (the "Company").

1. Introduction; Term of Agreement. The Trust Beneficially Owns approximately 69% of the issued and outstanding common stock of the Company (the "Common Stock"). The Trust has determined that it is in the best interests of the Trust to dispose of certain shares of the Common Stock of the Company Beneficially Owned by the Trust primarily to diversify the Trust's assets and to reinvest the proceeds from such sale in assets which produce higher current income. The Company has proposed to the Trust that it accomplish this objective through one or more secondary offerings of the shares it Beneficially Owns. The Company has determined that it is in the best interests of the Company and its stockholders that the proposed disposition of shares be effected in one or more public offerings that will provide for broad distribution of the shares, thereby enhancing the overall trading market for all of the issued and outstanding shares of the Company's Common Stock. The Trust intends, subject to market conditions and other factors, and upon consummation of a 3-for-1 split of the Company's Common Stock to which the Trust hereby agrees, to sell not less than 3,000,000 shares (the "Shares") of the Common Stock (including any overallotment option granted to underwriters) on a pre-stock split basis in a public offering to be consummated as soon as practicable in 1998 (the "Initial Sale". The Trust and the Company have agreed that it is in their mutual best interests to enter into this Agreement to govern, among other things, certain terms and conditions of the Initial Sale and any subsequent registered public sales that may be considered by the Trust and/or its affiliate, The Nemours Foundation. In connection with the Initial Sale, the Company has commenced preparation of an appropriate registration statement covering the Shares and has agreed to use its best efforts to file such registration statement with the Commission under the Securities Act as soon as practicable in December 1997. This agreement shall terminate and be of no further force and effect at such time as either the Trust owns less than 1% of the outstanding shares of Common Stock or the last Demand Request (as hereinafter defined) permitted by this Agreement is effected pursuant hereto. Certain capitalized terms used in this Agreement are defined in Section 4 hereof; references to sections shall be to sections of this Agreement.

2.   Registration under Securities Act, etc.

     2.1  Registration on Request.

          (a) Demand Request. Upon the written request of the Trust that the Company effect the registration under the Securities Act of all or part of the Registrable Securities
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Beneficially Owned by the Trust and specifying the intended method or methods of disposition thereof and the minimum price for such Registrable Securities acceptable to the Trust (a "Demand Request"), the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of:

                    (i) the Registrable Securities which the Company has been so requested to register by the Trust for disposition in accordance with the intended method or methods of disposition stated in such request;

                    (ii) all shares of Common Stock which the Company may elect to register in connection with the offering of Registrable Securities pursuant to this Section 2.1, it being understood that the Company shall have no right to elect to include shares of the Common Stock in the registration relating to the Initial Sale; and

                    (iii) all shares of Common Stock which the Company may be required to register in connection with "piggyback" or incidental registration rights granted to any other Person, it being understood that no other Person has any such registration rights in connection with the Initial Sale;

all to the extent requisite to permit the disposition (in accordance with the intended method or methods of distribution specified in the Demand Request) of the Registrable Securities and the additional shares of Common Stock, if any, so to be registered, provided, however, that each such Demand Request shall be for a number of shares of Common Stock which represent at least 10% of the then outstanding shares of Common Stock, unless the Demand Request is the last Demand Request available hereunder, in which event the Demand Request may cover the remainder of the Registrable Securities even if such amount of Registrable Securities is less than 10% of such then outstanding shares. Subject to the provisions of Section 2.1(d), the Trust will have the right pursuant to this
Section 2.1(a) to make an aggregate of five Demand Requests, including the deemed Demand Request relating to the Initial Sale referred to below in this
Section 2.1(a).

     Notwithstanding anything herein to the contrary, the Company shall not be obligated to take any action to effect any registration requested by the Trust pursuant to this Section 2.1(a) for a period of six months after the Company has effected one such registration pursuant to this Section 2.1 and such registration has been declared or ordered effective, such six month period to commence on the date the registration statement was declared or ordered effective. In addition, no Demand Request other than with respect to the Initial Sale may be

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delivered prior to the expiration of the Trust's "lockup" period set forth in the underwriting agreement for the Initial Sale.

     Without limiting the generality of the foregoing, the Trust and the Company agree that the commencement of preparation by the Company of a registration statement under the Securities Act in connection with the Initial Sale shall automatically constitute a Demand Request entitling the Trust to all of the benefits of this Agreement with respect to the Initial Sale, without the Trust being required to comply with the written notice requirements of this
Section 2.1(a) or take any further action under this Agreement with respect thereto.

          (b)  Registration Statement Form. Registrations under this Section
2.1 (including any registration with respect to the Initial Sale) shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be acceptable to the Trust and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration (it being understood that the intended method of disposition with respect to the Initial Sale shall be a firm commitment underwritten public offering); provided, however, that the Company shall not be required by the Trust to file with the Commission a shelf registration under Rule 415 under the Securities Act.

          (c) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1 (including any registration with respect to the Initial Sale and any registration deemed not to be "effected" under Section 2.1), except that the Trust shall pay only the underwriting discounts and commissions attributable to the Registrable Securities Beneficially Owned by the Trust, the fees and expenses of the Trust's legal counsel and financial advisors, transfer taxes, if any, attributable to the Registrable Securities Beneficially Owned by the Trust and with respect to any offering pursuant to this Section 2.1(a) any "road show" expenses of the underwriters not paid by the underwriters pursuant to the related underwriting agreement (such "road show" expenses payable by the Trust not to exceed $200,000).

          (d) Effective Registration Statement. A registration requested pursuant to this Section 2.1 (including a registration statement relating to the Initial Sale) shall not be deemed to have been effected (and therefore not requested for purposes of the limitations in Section 2.1(a) on the number of requests for registration that can be made pursuant to Section 2.1(a)) (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed

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by the Trust (other than a refusal to proceed based upon the advice of counsel relating to a material adverse change in, or other material development relating to, the business, properties, financial condition or results of operations of the Company) shall be deemed to have been effected by the Company at the request of the Trust unless the Trust shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of some act or omission by the Trust.

          (e) Selection of Underwriters. If a requested registration pursuant to this Section 2.1 (including a registration with respect to the Initial Sale) involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Trust from a list of underwriters to be agreed upon by the Trust and the Company.

          (f) Priority in Requested Registrations. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to the Trust) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within the price range acceptable to the Trust as set forth in the Demand Request, the Company will include in such registration the number of shares which the Company is so advised can be sold, in the following order of priority
(i) first, Registrable Securities requested to be included in such registration by the Trust, and (ii) second, subject to Section 2.1(a) hereof, securities the Company proposes to sell and other securities of the Company included in such registration by other holders who may have "piggyback" or incidental registration rights, it being understood that with respect to the Initial Sale, the Company shall have no right to sell shares of its Common Stock and there are no shares subject to "piggyback" or incidental registration rights.

          (g) Delay Periods. Notwithstanding anything herein to the contrary, except with respect to the Initial Sale, the Company shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by the Company pursuant to this Section 2.1, or suspend the use of any effective registration statement and related prospectus under this
Section 2.1, for a reasonable period of time, but not in excess of 60 days (a "Delay Period"), if any

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executive officer of the Company determines that in such executive officer's reasonable good faith judgment the registration and/or distribution of the Registrable Securities covered or to be covered by such registration statement and related prospectus would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Trust written notice of such determination and an approximation of the period of the anticipated delay; provided, however, that (i) during the first year after the consummation of the Initial Sale, the Company may invoke only one Delay Period and (ii) thereafter the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of 120 days. Immediately upon receipt of a written notice of suspension, the Trust shall cease all disposition efforts with respect to Registrable Securities held by the Trust.
If the Company shall so postpone the filing of a registration statement, the Trust shall have the right to withdraw the request for registration by giving written notice within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of Demand Requests for registration of Registrable Securities to which the Trust is entitled pursuant to this Section 2). The time period for which the Company is required to maintain the effectiveness of any registration statement shall be extended by the aggregate number of days of all Delay Periods during such registration. The Company shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in the case of a delay relating to premature disclosure, in accordance with the Company's policies from time to time in effect, forbid purchases and sales in the open market by executive officers and directors of the Company.

     2.2  Incidental Registration.

          (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its shares of Common Stock (other than in connection with a registration of securities which are convertible or exchangeable into Common Stock) under the Securities Act (other than by a registration on Form S-4 or S-8 or any successor or similar forms and other than pursuant to Section 2.1), whether or not for sale for its own account, it will each such time give prompt written notice to the Trust of its intention to do so and of the Trust's rights under this Section 2.2. Upon the written request of the Trust made within 15 days after the receipt of any such notice (which

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request shall specify the Registrable Securities Beneficially Owned by the
Trust intended to be disposed of and the intended method or methods of disposition thereof), the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Trust, to the extent requisite to permit the disposition (in accordance with the intended method or methods of distribution thereof specified in the requests of the Trust) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company shall give prompt written notice of such determination to the Trust and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Trust to request that such registration be effected as a registration under
Section 2.1, and ((ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2, and the Trust will pay only any underwriting discounts and commissions with respect to the Registrable Securities Beneficially Owned by the Trust and the fees and expenses of the Trust's legal counsel and financial advisors in connection therewith.

          (b) Priority in Incidental Registrations. If (i) a registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Trust by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company will include in such registration:

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                    (i)   first, all the securities the Company proposes to
sell for its own account, and

                    (ii) second, all Registrable Securities as to which the Trust has made a demand for registration.


     2.3 Registration Procedures. Subject to Section 2.1(a), if and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company shall, as expeditiously as reasonably possible:

          (a) prepare and file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter cause such registration statement to become and remain effective for a period of at least 120 days, provided however that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of at least 120 days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the Trust set forth in such registration statement or such other time as is required by the Securities Act;

          (c) furnish to the Trust and its underwriter or underwriters, if any, of the securities being sold by the Trust such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed pursuant to Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Trust and its underwriter or underwriters, if any, may reasonably request;

          (d) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other state securities laws or

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blue sky laws of such jurisdictions as the Trust and its underwriter or underwriters, if any, of the securities being sold by the Trust shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Trust and its underwriter or underwriters to consummate the disposition in such jurisdictions of the securities owned by the Trust, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

          (e) furnish to the Trust a signed counterpart, addressed to the Trust and its underwriter or underwriters, if any, of:


               (i) an opinion of counsel for the Company (which shall be outside counsel if outside counsel is rendering such opinion in the transaction and otherwise may be the Company's inside counsel), dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), customary for a transaction of such type, and

               (ii) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedure" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of

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         the accountants' letter, such other financial matters customarily covered in a transaction of such type;

          (f) notify the Trust and the managing underwriter or underwriters, if any, promptly:

               (i) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

               (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

               (iv) if at any time the representations and warranties of the Company made as contemplated by Section 2.4 cease to be true and correct; and

               (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (g) notify the Trust at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Trust promptly prepare and furnish to the Trust and each underwriter or underwriters, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements

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therein not misleading in the light of the circumstances under which they were made;

          (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement as promptly as practicable;

          (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and will use its best efforts to furnish to the Trust and any underwriter or underwriters at least one business day prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any amendment or supplement to which the Trust shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

          (j) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

          (k) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

     The Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto to which the Trust or its underwriter or underwriters, if any, shall reasonably object.

     The Company may require the Trust to furnish the Company such information not inconsistent with the terms of this Agreement regarding the Trust and the distribution of Registrable Securities as the Company may from time to time reasonably request in writing in connection with the preparation of any registration statement pursuant to this Agreement.

     The Trust agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in paragraph (g) of this
Section 2.3, the Trust will forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement relating to such Registrable

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Securities until the Trust's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Trust's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph (b) of this Section 2.3 shall be extended by the length of the period from and including the date when the Trust shall have received such notice to the date on which the Trust has received the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this
Section 2.3.

     If any such registration statement refers to the Trust by name or otherwise as the holder of any securities of the Company, then the Trust shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to the Trust, to the effect that the holding by the Trust of such securities does not necessarily make the Trust a "controlling person" of the Company within the meaning of the Securities Act (if appropriate based on the advice of the Trust's counsel and concurrence therewith by counsel to the Company), such holding is not to be construed as a recommendation by the Trust of the investment quality of the Company's securities covered thereby and that such holding does not imply that the Trust will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to the Trust by name or otherwise is not required by the Securities Act or rules and regulations promulgated thereunder and concurrence with such position by counsel to the Company, the deletion of the reference to the Trust.

     2.4  Underwritten Offerings:

          (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Trust pursuant to a registration requested under Section 2.1 (including a registration statement with respect to the Initial Sale), the Company will enter into an underwriting or similar agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, the Trust and the underwriters, and to contain such representations and warranties by the Company and the Trust and such other terms as are generally prevailing in agreements of this type. The Trust will cooperate with the Company in the negotiation of the underwriting or similar agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company. Subject to the terms hereof, the Trust shall be a party to such underwriting agreement. The Company hereby agrees that the Trust and The

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Nemours Foundation shall automatically have the benefit of all of the representations and warranties by, and the other agreements on the part of, the Company made to and for the benefit of such underwriters in connection with the underwriting agreement. The Company shall not require the Trust to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties or agreements regarding the Trust, the Registrable Securities Beneficially Owned by the Trust, transactions between the Trust and its affiliates and the Trust's intended method or methods of distribution (including lock-ups) and any other representation required by law. In addition, the Trust shall cooperate with the Company in an effort to provide that any such agreement will contain a provision modifying the indemnification of the underwriter to the effect that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities with respect to any preliminary prospectus, to the extent that any such loss, claim, damage or liability of such underwriter results from such underwriter having sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus, if the Company has previously furnished copies thereof to such underwriter and such final prospectus as then amended or supplemented, has corrected any such misstatement or omission.

          (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its shares of Common Stock under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Trust as provided in Section 2.2 and subject to the provisions of Sections 2.2(a) and
(b), use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by the Trust among the securities to be distributed by such underwriters. Subject to the terms hereof, the Trust shall be a party to the underwriting agreement between the Company and such underwriters. The Company hereby agrees that the Trust and The Nemours Foundation shall automatically have the benefit of all of the representations and warranties by, and the other agreements on the part of, the Company made to and for the benefit of such underwriters in connection with the underwriting agreement. The Company shall not require the Trust to make any representations or warranties to or agreements with the Company of the underwriters other than representations, warranties of agreements regarding the Trust, the Registrable Securities Beneficially Owned, transactions between the Trust and it affiliates and the Trust's intended method of distribution (including lock-ups) and any other representation required by law. In addition, the Trust shall cooperate with the Company in an effort to provide that any such agreement will contain a provision modifying the indemnification of the underwriter to the

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effect that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities with respect to any preliminary prospectus, to the extent that any such loss, claim, damage or liability of such underwriter results from such underwriter having sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus, if the Company has previously furnished copies thereof to such underwriter and such final prospectus as then amended or supplemented, has corrected any such misstatement or omission.

          (c)  Holdback Agreements.

               (i) The Trust agrees, if and to the extent so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any securities of the Company, during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 2.1 or 2.2 has become effective, except as part of such underwritten registration, whether or not the Trust participates in such registration.

               (ii) The Company agrees (X) if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its Common Stock or securities convertible into or exchangeable or exercisable for any of such Common Stock during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 2.1 or 2.2 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8, or any successor or similar forms thereto, and (Y) to cause each holder of its Common Stock purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such periods.

          (d) Participation in Underwritten Offerings. No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Company and the Trust and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require the Trust (i) to make any representations or warranties to or agreements with the Company other than representations and warranties regarding the Trust, the Registrable Securities Beneficially Owned by the Trust, transactions between the Trust and its affiliates and the Trust's intended method or methods of distribution and any other representation required by law or (ii) to make any agreements with the Company with respect to indemnification of any Person or the contribution obligations of any Person that would impose any obligation which is broader than the indemnity furnished by the Trust pursuant to the provisions of Section 2.7.

     2.5 Preparation: Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Trust, its underwriter or underwriters, if any, and their respective counsel, financial advisors and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access during normal business hours to its books and records and such opportunities to discuss the business of the Company with its officers, legal counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Trust's and its underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.6 Rights of the Trust. The Company will not file any registration statement relating to Common Stock under the Securities Act (other than by a registration on Form S-4 or Form S-8 or in connection with a registration of securities which are convertible into or exchangeable for Common Stock), unless it shall first have given to the Trust at least 15 days prior written notice thereof. Upon making a request within 15 days after such notice, the Trust shall have the rights provided in Sections 2 2, 2.3, 2.5 and 2.7.

     2.7  Indemnification.

          (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnity and hold harmless in the case of any registration statement filed pursuant to Section 2.1 or 2.2, the Trust, its trustees, its agents, legal counsel and financial advisors, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls the Trust or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Trust, any of its trustees or any of its agents, legal counsel or financial advisors or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Trust, its trustees, its agents, legal counsel or financial advisors, underwriters and controlling persons for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Trust or its agents or representatives, as the case may be, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Trust, or any such trustee, agent, legal counsel, financial advisor, underwriter or controlling person and shall survive the transfer of such securities by the Trust. The indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

          (b) Indemnification by the Trust. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking reasonably satisfactory to it from the Trust to indemnify severally and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this Section 2.7) the Company, each director of the Company, each officer of the Company or its agents or representatives and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Trust or its agents or representatives specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Trust. The indemnity agreement provided for in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Trust (which consent shall not be unreasonably withheld). The parties hereto hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by the Trust to the contrary, for all purposes of this Agreement the only information furnished or to be furnished to the Company for use in any registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto are statements specifically relating to (i) transactions between the Trust and its affiliates, on the one hand, and the Company, on the other hand, (ii) the Beneficial Ownership of shares of Common Stock by the Trust, (iii) the name and address of the Trust, (iv) solely in offerings that are underwritten offerings, the method or methods of distribution of the Registrable Securities of the Trust, (v) the identity of the Trust's trustees, and (vi) a description of the Trust and the reasons for selling Registrable Securities. The indemnity provided for under this Section 2.7(b) shall be limited in amount to the net amount of proceeds actually received by the Trust from the sale of Registrable Securities pursuant to such registration statement.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect of such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

          (d)  Indemnification Payments. The indemnification required by this
Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          (e) Contribution. If the indemnification provided for in the preceding subsections of this Section 2.7 is unavailable to an indemnified party or is otherwise insufficient in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits and the relative fault of the Company on the one hand and the Trust or its underwriter or underwriters, as the case may be, on the other in connection with the distribution of the Registrable Securities and the statements or omissions which result in any expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Trust or its underwriter or underwriters, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Trust, by the underwriter or underwriters and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Trust agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Trust and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subsection (c) of this Section 2.7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this subsection (e), neither the Trust nor any underwriter or underwriters shall be required to contribute any amount in excess of the amount by which (i) in the case of the Trust, the net proceeds received by the Trust from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Trust or its underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 2.7 except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 2.7 if such indemnification were enforceable under applicable law.

     3.   Anti-Dilution, Representation on Board of Directors.

          (a) The Company agrees that as long as the Trust Beneficially Owns at least 51% of the Company's issued and outstanding Common Stock calculated on a Fully Diluted Basis, the Company will not, without the prior written consent of the Trust, issue any common stock, convertible preferred stock, stock subject to options, warrants or other rights, convertible or exchangeable debt or equity securities or any other securities which would cause the Beneficial Ownership interest of the Trust in the Company's Common Stock to fall below 51% on a Fully Diluted Basis, provided, however, that the agreement contained in this Section 3(a) shall terminate automatically on the date that is one year after the consummation of the Initial Sale.

          (b) For so long as the Trust Beneficially Owns at least 20% of the issued and outstanding shares of the Company's Common Stock, the Trust shall be entitled to nominate, and the Company and the Board of Directors of the Company shall support the election by the Company's stockholders of, two individuals designated by the Trust to be members of the Company's Board of

Directors. For so long as the Trust Beneficially Owns at least 5% and less than 20% of the issued and outstanding shares of the Company's Common Stock, the Trust shall be entitled to nominate, and the Company and the Board of directors of the Company shall support the election by the Company's stockholders of, one individual designated by the Trust to be a member of the Company's Board of Directors. It is understood and agreed that if the size of the Company's Board of Directors is increased, the number of individuals that can be designated by the Trust pursuant to this Section 3(b) shall be appropriately and proportionately increased. It is understood and agreed that nothing contained in the Section 3(b) shall limit the ability of the Trust to vote or cause to be voted shares of Common Stock Beneficially Owned by it in any manner it sees fit in connection with the election of directors or otherwise.

     4. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings.

         Beneficially Own or Beneficial Ownership: With respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person shall include securities Beneficially Owned by all affiliates of such Person and all other Persons with whom such person would constitute a "group" within the meaning of Section 13 (d) of the Exchange Act and the rules promulgated thereunder (including, in the case of the Trust, shares of the Common Stock owned by The Nemours Foundation).

         Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         Common Stock: As defined in Section 1.

         Company: As defined in the introductory paragraph of this Agreement.

         Delay Period: As defined in Section 2.1(g).

         Demand Request: As defined in Section 2.1(a).

         Exchange Act: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar federal statute.

         Fully Diluted Basis: On any date of determination, the amount of issued and outstanding shares of the Company's Common Stock adjusted to give effect to the issuance of all shares of Common Stock issuable under outstanding stock options, warrants, rights to subscribe for or purchase shares of Common Stock or similar rights or agreements and under all outstanding securities (whether equity, debt or otherwise) of the Company convertible into or exchangeable for Common Stock of the Company.

         Initial Sale: As defined in Section 1.

         Person: A corporation, association, partnership, organization, business, individual, trust, Federal, state or local government or governmental or political subdivision thereof or governmental agency.

         Registrable Securities: The Common Stock and any securities issued or issuable with respect to any Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidations or other reorganization or otherwise Beneficially Owned by the Trust and its affiliate, The Nemours Foundation. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when
         (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) a disposition of all of them by the holder thereof shall not require registration or qualification of them under the Securities Act or shall be eligible for disposition under Rule 144, or
         (d) they shall have ceased to be outstanding.

         Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions attributable to the Registrable Securities Beneficially Owned by the Trust, the fees and expenses of the Trust's legal counsel and financial advisors, transfer taxes, if any, attributable to the Registrable Securities Beneficially Owned by the Trust, and with respect to any offering pursuant to Section 2.1, the "road show" expenses of the underwriters agreed to be paid by the Trust pursuant to Section 2.1(c) hereof.

         Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

         Shares: As defined in Section 1.

         Trust.  As defined in Section 1.

         5. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder and will take such further action as the Trust may reasonably request, all to the extent required from time to time to enable the Trust to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as it may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commissions. Upon the request of the Trust, the Company will (a) deliver to the Trust a written statement as to whether it has complied with the requirements of this Section 5 or (b) take such action as is necessary to allow transfer of such Registrable Securities in accordance with the provisions of Rule 144(k) (or any successor provision) under the Securities Act, if applicable, including without limitation, if necessary, the issuance of new certificates for such Registrable Securities bearing a legend restricting further transfer.

         6. Amendments and Waivers The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the mutual written agreement or consent of the parties hereto.

     7. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of the Trust, by mail or courier addressed to the Alfred I. duPont Testamentary Trust, 1650 Prudential Drive, Suite 300 duPont Center, Jacksonville, Florida 32207, to the attention of Winfred L. Thornton, Chairman, or at such other address as it shall have furnished to the Company in writing, or by facsimile transmission to the Trust at (904) 858-3124, to the attention of Winfred L. Thornton, Chairman, or (b) in the case of the Company, by mail or courier addressed to St. Joe Corporation, 1650 Prudential Drive, Suite 400 duPont Center, Jacksonville, Florida 32207, to the attention of its General Counsel, or by facsimile transmission to the Company at (904) 858-5265, to the attention of its General Counsel, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Trust. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including without limitation, by air courier), when delivered at the address specified above, provided that any such notice, request or Communication to the Trust shall not be effective until received.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF FLORIDA WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     12. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     13. Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provisions to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    ALFRED I. DUPONT TESTAMENTARY TRUST


                                    By: /s/ W. L. Thornton
                                        --------------------------------------

                                    ST. JOE CORPORATION


                                    By: /s/
                                        --------------------------------------